Executed as an instrument under seal as of the date first above written.

WITNESS:

CREDITOR:

Witness

Thelma G. Gault

LENDERS:

WALTER J. DOYLE TRUST DATED FEBRUARY 5, 1992

Witness

By: Walter J. Doyle, Trustee

REVOCABLE TRUST CREATED BY JULIE E. JACOBS UNDER AGREEMENT DATED NOVEMBER 25, 1999

Witness

By: Francine T. Jacobs, Trustee